EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
           100 William Street, 15th Floor, New York, NY 10038 USA Tel:
                       (212) 269-6300 Fax: (212) 771-6445


August 2, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181


           Re:          Van Kampen Focus Portfolios, Municipal Series 338
                 (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-41820
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steven Miano
Director -  Capital Markets